United States

Securities and Exchange Commission

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 13 2005

SHUFFLE MASTER, INC.

(Exact name of registrant as specified in its charter)

Minnesota	0-20820	41-1448495
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(IRS Employer Identification No.)

1106 Palms Airport Drive Las Vegas, Nevada	89119-3720
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (702) 897-7150

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

On June 13, 2005, Shuffle Master, Inc. (NASDAQ National Market: SHFL) (either the “Company,” “we” or “our”), entered into a patent purchase agreement (the “Two-Party Agreement”) with International Game Technology (NYSE: IGT) (“IGT”).

Under the terms of the Two-Party Agreement, we have agreed to sell IGT an equal ownership interest in our recently acquired radio frequency identification (“RFID”) patents from ENPAT Inc., U.S. patent numbers 5,735,742 and 5,651,548, which relate to the use of RFID at gaming tables and throughout a casino. Previously granted licenses to Progressive Gaming and Gaming Partners International for the use of these patents will remain in effect. In addition, we have also agreed to sell an equal ownership interest in our Schubert and Fishbine patents, U.S. patent numbers 6,313,871, 5,781,647 and 6,532,297, which relate to the use of optical bet recognition and chip tracking. Upon the signing of the Two-Party Agreement dated June 13, 2005, IGT has agreed to pay the Company a non-refundable initial cash payment of $10.5 million and a future $4.9 million payment, subject to the terms of the Two-Party Agreement, due in June 2007. As co-owners of the patents, the Company and IGT will share equally in future royalties associated with third party licensing of the purchased RFID patents.

Additionally, in conjunction with the Two-Party Agreement, the Company, IGT and Progressive Gaming International Corporation (NASDAQ National Market: PGIC) (“PGIC”) entered into a separate worldwide product integration agreement (the “Three-Party Agreement”) to create a comprehensive, automated table management solution using complementary capabilities, technologies, and resources of the three companies.

Under the terms of the Three-Party Agreement, we will be the provider of automatic card shufflers, card reading intelligent shoes, card and chip sorters and verifiers. IGT will be the provider of back-end table gaming management systems, including player tracking, patron loyalty and rewards, as well as bonusing applications. PGIC will be the provider of RFID bet recognition, automated gaming chip tracking and payoff recognition. Each company will cooperatively interface their respective products into a combined product offering to be known as the Intelligent Table System (“ITS”). The Three-Party Agreement also provides a framework for the cooperative development of new technologies and products that build on automated table management and real-time monitoring of table game player activity.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

SHUFFLE MASTER, INC.
(Registrant)

Date: June 17, 2005

/s/ Mark L. Yoseloff
Mark L. Yoseloff
Chairman of the Board and Chief Executive Officer